IT DEVELOPMENT AGREEMENT

This IT Development Agreement (the "Agreement") is made and entered into as of March 24, 2026 (the "Effective Date"), by and between:

Client: Evmand Corporation, 5015 Addison Circle #1186 Addison, TX 75001 United States;

Developer: Digital Forge Solutions LTD, 167-169 Great Portland Street, London, England, W1W 5PF, United Kingdom.

Collectively referred to as the "Parties".

1. Scope of Work

The Developer agrees to provide IT development services to the Client as described below. After completion of each phase, the Client shall have 3 business days to review and test deliverables. If no feedback is provided within this period, the deliverables will be deemed accepted.

Phase 1 – Website Development

Stage	Description	Estimated Duration
1	Requirements & Architecture	3 business days
2	UI/UX Design (desktop + responsive)	7 business days
3	Frontend Development (HTML/CSS/JS, responsive)	10 business days
4	Backend Development (CMS, subscription payments, service embedding)	6 business days
5	Testing & QA	2 business days

Total Duration: 28 business days

Website Start Date: March 24, 2026

Website Completion Date: April 30, 2026

Phase 2 – SEO Assistant Development

Stage	Description	Estimated Duration
1	Functional Requirements & API Design	5 business days
2	Backend Algorithm & Keyword Generation Engine	17 business days
3	Trial Key System & Subscription Limits (per IP)	7 business days
4	Export Module (CSV/Excel)	3 business days
5	Frontend Integration (service interface on website)	5 business days
6	Testing, QA & Debugging	3 business days

Total Duration: 40 business days

Service Start Date: May 1, 2026

Service Completion Date: June 25, 2026

2. Compensation

The total project cost is $64,800 USD, payable according to the following schedule:

Initial Payment: $8,190 USD for Stage 1 (Requirements & Architecture) and Stage 2 (UI/UX Design), due upon signing this Agreement.

Interim Payment: $21,590 USD upon completion of Website Development and testing. The Client may make this payment in one or multiple installments, including prior to the completion date, provided that the full amount is paid no later than May 14, 2026.

Final Payment: $35,100 USD upon completion of SEO Assistant Development and testing, due no later than one month after the final stage completion. The full amount is due no later than July 24, 2026.

Payment shall be made by wire transfer or another mutually agreed method.

3. Client Responsibilities

  Provide timely feedback, approvals, and any required content or data.
  Test deliverables within 3 business days of completion of each phase. If feedback is not provided within this period, the deliverables shall be deemed accepted.

4. Developer Responsibilities

  Complete all stages according to the agreed schedule and specifications.
  Maintain confidentiality of Client information.
  Correct defects found during the 3-day testing period.

5. Ownership & Intellectual Property

  All work produced under this Agreement shall become the property of the Client upon completion and acceptance of each respective phase:
  The Developer retains no rights to the deliverables after each phase is completed and accepted by the Client, regardless of payment status.

6. Termination

  Either Party may terminate this Agreement upon material breach, provided the breaching Party is given 10 business days to cure.
  In the event of termination, Client shall pay Developer for all work completed up to the date of termination.

7. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Wyoming, United States (or United Kingdom, as agreed in writing by the Parties).

8. Exhibit A – Detailed Cost Calculation

Service	Sta ge	Description	Hours	Rate (USD)	Subtotal (USD)
Website Development	1	Requirements & Architecture	35	90	3150
	2	UI/UX Design (desktop + responsive)	56	90	5040
	3	Frontend Development (HTML/CSS/JS, responsive)	100	90	9000
	4	Backend Development (CMS, subscription payments, service embedding)	99	90	8910
	6	Testing & QA	40	90	3600
	Subtotal		330	90	29700
SEO Assistant Development	1	Functional Requirements & API Design	50	90	4500
	2	Backend Algorithm & Keyword Generation Engine	150	90	13500
	3	Trial Key System & Subscription Limits (per IP)	60	90	5400
	4	Export Module (CSV/Excel)	35	90	3150
	5	Frontend Integration (service interface on website)	50	90	4500
	6	Testing, QA & Debugging	45	90	4050
	Subtotal		390	90	35100
TOTAL PROJECT:			720		$ 64800

10. Signatures

Client:	Developer:
Evmand Corporation By: /s/ Evmand Corporation Date: March 24, 2026	Digital Forge Solutions LTD By: /s/ Digital Forge Solutions LTD Date: March 24, 2026